Exhibit 8.1

SUBSIDIARIES

1.	China Metro-Rural Limited, a Cayman Islands incorporated company continued in BVI

2.	China Metro-Rural Exchange Limited, ( ), a HK company

3.	China Northeast Logistics City Co., Ltd. , ( ), a PRC company

4.	Tieling Northeast City Advertising Co., Ltd., ( ), a PRC company

5.	Tieling North Asia Property Management Co., Ltd., ( ), a PRC company

6.	Tieling North Asia Development Co., Ltd., ( ), a PRC company

7.	Shenyang Jiataihe Investments Co., Ltd., ( ), a PRC company

8.	M.S. Electronic Emporium Limited, a BVI company

9.	China Metro-Rural Development Ltd., ( ), a HK Company

10.	China Northeast Logistics City Dezhou Co., Ltd., ( ), a PRC company

11.	Dezhou Northeast City Property Co., Ltd., ( ), a PRC company

12.	Dezhou Northeast City Advertising Co., Ltd., ( ), a PRC company

13.	Dezhou North Asia Property Management Co., Ltd., ( ), a PRC company

14.	China Focus City (H.K.) Holdings Limited ( ), a HK company

15.	Shenzhen China Northeast Logistics City Co., Ltd. ( ), a PRC company

16.	Qiqihar China Focus City Holdings (Group) Co., Ltd. ( ), a PRC company

17.	Qiqihar China Focus City China South Real Estates Development Co., Ltd. ( ), a PRC company

18.	Qiqihar Northeast Logistics City Co., Ltd. ( ), a PRC company